UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2005

GNC Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-116040	72-1575170
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)

(412) 288-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Other Events .

     On May 27, 2005, GNC Corporation (“GNC”) announced the appointment of Bruce E. Barkus as President and Chief Executive Officer of GNC and its wholly owned subsidiary, General Nutrition Centers, Inc. (“Centers”). Mr. Barkus will report to Robert DiNicola, who has served as interim Chief Executive Officer since December 2, 2004. Mr. DiNicola will continue to serve as Executive Chairman of the Board. A copy of the press release announcing Mr. Barkus’ appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     Prior to joining GNC, Mr. Barkus (age: 51), was with Family Dollar Stores, Inc., serving as Executive Vice President since 2003 and as Senior Vice President since he joined Family Dollar Stores in 1999. Prior to Family Dollar Stores, Mr. Barkus served with Eckerd Corporation in various capacities of increasing responsibility from Pharmacist/Manager in 1979 to his most recent responsibility as Vice President of Operations — North Texas Region, from 1996 to 1999.

     In connection with his appointment as President and Chief Executive Officer of Centers and GNC, Centers entered into an employment agreement with Mr. Barkus. The term of Mr. Barkus’ employment agreement commences as of June 6, 2005 (the “Effective Date”) and expires on December 31, 2007, subject to one year extensions at Centers’ option. Under the employment agreement, Mr. Barkus will receive a base salary of $550,000 per year, with annual bonuses of 50% to 120% of his base salary based upon Centers’ attainment of specified financial targets. In addition, Mr. Barkus is entitled to receive a signing bonus of $100,000 and, if employed on the last day of his employment period as may be extended under the employment agreement, Mr. Barkus is entitled to receive an expiration payment in the amount of his current base salary for one additional year. Upon Mr. Barkus’ death or disability, he will be entitled to receive his base salary for the lesser of the remaining term of the employment agreement or one year and a pro rata bonus. In the event of a termination of Mr. Barkus’ employment without cause or for good reason (each as defined in the employment agreement), he will be entitled to receive his base salary for the greater of the remainder of his employment period or the first anniversary of his date of termination. He will also be entitled to a pro rata bonus for the year in which he was terminated. A copy of Mr. Barkus’ employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

     In connection with his appointment as President and Chief Executive Officer of GNC and Centers, Mr. Barkus also received incentive stock options to purchase 400,000 shares of GNC Common Stock at a per share exercise price of $6.00 per share. These options have a term of seven years and will vest and become exercisable in four equal installments on each anniversary of the Effective Date. In the event of a change of control, all of Mr. Barkus’ options will become immediately exercisable. A form of GNC Corporation Incentive Stock Option Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c	)	Exhibits.

10.1		Employment Agreement, dated May 27, 2005, between General Nutrition Centers, Inc. and Bruce E. Barkus.

10.2		Form of GNC Corporation Incentive Stock Option Agreement.

99.1		Press Release of GNC Corporation dated May 27, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2005.

GNC CORPORATION

By:	/s/James M. Sander

Name: James M. Sander
Title: Senior Vice President and
Chief Legal Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated May 27, 2005, between General Nutrition Centers, Inc. and Bruce E. Barkus.

10.2	Form of GNC Corporation Incentive Stock Option Agreement.

99.1	Press Release of GNC Corporation dated May 27, 2005.

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